Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
     This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of January 5, 2011, by and between RegeneRx Biopharmaceuticals, Inc., a Delaware corporation, with headquarters located at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850 (the “Company”), and Lincoln Park Capital Fund, LLC, an Illinois limited liability company (the “Buyer”).
WHEREAS:
     A. The offering and sale of the Securities (as defined below) are being made pursuant to (i) a currently effective shelf registration statement on Form S-3, including the “base” prospectus contained therein (Registration Number 333-150675) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”), (ii) if applicable, certain “free writing prospectuses” (as the term is defined under Rule 405 of the 1933 Act that have been or will be filed with the SEC and delivered to the Buyer on or prior to the date hereof), and (iii) a prospectus supplement (the “Prospectus Supplement”) pursuant to Rule 424(b) under the 1933 Act (together with the “base” prospectus, the “Prospectus”) containing certain supplemental information relating to the Securities and the terms of this offering that will be filed with the SEC and delivered to the Buyer (or made available to the Buyer by the filing by the Company of an electronic version thereof with the SEC), along with the Company’s counterpart to this Agreement.
     B. The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, One Million Eight Hundred Fifty One Thousand Eight Hundred Fifty Two (1,851,852) shares of common stock, par value $.001 per share (the “Common Stock”), of the Company (the “Shares”), and a warrant (the “Warrant”) to purchase Seven Hundred Forty Thousand Seven Hundred Forty One (740,741) shares of Common Stock in substantially the form attached hereto as Exhibit A (collectively referred to herein as the “Securities”), for the aggregate purchase price of $500,000.04.
     NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and the Buyer hereby agree as follows:
     1. PURCHASE AND SALE OF SECURITIES.
     (a) Purchase of Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on the Closing Date (as defined below) One Million Eight Hundred Fifty One Thousand Eight Hundred Fifty Two (1,851,852) Common Stock of the Company and a Warrant to purchase Seven Hundred Forty Thousand Seven Hundred Forty One (740,741) shares of Common Stock of the Company (the “Closing”). The Closing shall occur on the Closing Date at the offices of the Company or such other mutually agreeable location.
     (b) Purchase Price. The purchase price for each Share to be purchased by the Buyer at the Closing shall be $0.27 (the “Purchase Price”).
     (c) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 11:00 a.m., EST on January 7, 2011, after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such later time or date as is mutually agreed to by the Company and the Buyer). As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
     (d) Form of Payment. On the Closing Date, (i) the Buyer shall pay its Purchase Price to the Company for the Shares and Warrant to be issued and sold to the Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) unless otherwise instructed by the Buyer, the Company shall cause American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”) through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, to credit such aggregate number of Shares that the Buyer is purchasing to the Buyer’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. The executed Warrant shall be delivered to the Buyer at the Closing in accordance with the instructions of the Buyer.
     2. REPRESENTATIONS AND WARRANTIES OF THE BUYER.
     The Buyer represents and warrants with respect to only itself that:
     (a) The Buyer is purchasing the Securities for its own account, in the ordinary course of its business and the Buyer has no arrangement with any individual, company, agency, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or governmental authority (“Person”) to participate in the distribution of the Securities.
     (b) The Buyer, together with its affiliates (as that term is defined under Rule 405 of the 1933 Act), has not, prior to the date of this Agreement, sold, offered to sell, solicited offers to buy, disposed of, loaned, pledged or granted any right with respect to the Securities purchased in the offering. Such prohibited sales or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Securities purchased in the offering made by the Prospectus.
     (c) The Buyer shall not issue any press release or make any other public announcement relating to this Agreement unless the Buyer is advised by its counsel that such press release or public announcement is required by law.
     (d) The Buyer has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed by the Buyer and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
     (e) The Buyer understands that nothing in this Agreement or any other materials presented to the Buyer in connection with the purchase or sale of the Securities constitutes legal, tax or investment advice. The Buyer has consulted such legal, tax or investment advisors as it, in its sole discretion, deems necessary or appropriate in connection with its purchase of the Securities.
     (f) The Buyer hereby acknowledges that it is acting independently from any other investor in connection with the offering, and that it is not acting as a member of a “group” (as such term is defined in Rule 13d of the 1934 Act) with any other investor in connection with the offering.
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company hereby makes the following representations and warranties to the Buyer:
     (a) Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its Certificate of Incorporation, as amended, from time to time, Bylaws, as amended, from time to time, or other organizational or charter documents (the “Organizational Documents”). The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document (as defined below), (ii) a material and adverse effect on the results of operations, assets, prospects, business or financial condition of the Company, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).
     (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or its stockholders in connection herewith and therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
     (c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) do not and will not (i) conflict with or violate any provision of the Organizational Documents, any certificate of designations, preferences and rights of any outstanding series of preferred stock, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the

Company is subject, including federal and state securities laws and regulations and the regulations of the Principal Market, or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.. For purposes of this Agreement, “Principal Market” shall mean, in the event the Company’s Common Stock is listed or traded on the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange, or quoted on the OTC Bulletin Board, such market or exchange on which the Company’s Common Stock is then listed, quoted or traded.
     (d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration (collectively, “Consents”) with, any Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the SEC of the Prospectus Supplement, (ii) the application(s) to the Principal Market for the listing of the Securities for trading thereon, if and as required, and (iv) all filings required pursuant to Section 4(c) hereof.
     (e) Issuance of the Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof. The issuance by the Company of the Securities has been registered under the 1933 Act and the Shares are freely transferable and tradable by the Buyer without restriction. The Securities are being issued pursuant to the Registration Statement. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities hereunder. Upon receipt of the Securities, the Buyer will have good and marketable title to such Securities.
     (f) Capitalization. The Company has an authorized and outstanding capitalization as set forth in the SEC Reports as of the dates specified therein.
     (g) SEC Reports. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “1934 Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed and/or subsequently amended or restated, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of such Registration Statement or any such prospectus, including the Prospectus, contain or contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of any prospectus in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing or as subsequently amended or restated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
     (h) Disclosure. Except for information relating to the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any Person acting on its behalf has provided the Buyer or its agents or counsel with any information that the Company believes constitutes material, non-public information. Furthermore, the Company shall issue a press release announcing the transaction and issue a Current Report on Form 8-K disclosing the material terms hereof and including this Agreement and the Warrant as exhibits thereto within four (4) business days (including any material non-public information relating thereto which has been provided by the Company or any Person acting on its behalf to any of the Buyers or their agents or counsel) of the Agreement’s execution by all parties hereto. The Company understands and confirms that the Buyer will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Buyer regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
     (i) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.
     4. COVENANTS.
     (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 4, 5 and 6 of this Agreement.
     (b) Prospectus Supplement. On or before the Closing, the Company shall have delivered the Prospectus Supplement with respect to the Securities as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder.
     (c) Listing. Prior to the Closing Date, the Company shall file and shall employ its best efforts to secure the listing of all of the Securities upon the Principal Market to the extent required, and shall maintain such listing of all shares of Common Stock from time to time issuable under the terms of the Transaction Documents. The Company shall not take any action which would be reasonably expected to result in the suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).
     (d) Warrant Shares. If all or any portion of the Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof the Buyer (or holder) provides a notice of exercise with respect to the Warrant to the Company and at such time the Registration Statement (or any subsequent registration statement registering the sale of the Warrant Shares) is not effective or is not otherwise available for the issuance of the Warrant Shares, the Company shall immediately notify the Buyer (or holder of the Warrant) in writing that such registration statement is not then effective and thereafter shall promptly notify the Buyer (or holder) when the registration statement is effective again and available for the issuance of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Buyer to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).
     (e) Furnishing of Information. Until the earliest of the time that (i) the Buyer no longer owns Securities or (ii) the Warrant has terminated or expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act. As long as the Buyer owns Securities, if the Company is not required to file reports pursuant to the 1934 Act, it will prepare and make publicly available in accordance with Rule 144(c) such information as is required for the Buyer to sell the Securities under Rule 144. The Company further covenants that it will use commercially reasonable efforts to take such further action as the Buyer (which at such time owns any Shares or Warrants) may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the 1933 Act, including without limitation, within the requirements of the exemption provided by under Rule 144.
     (f) Limitation on Short Sales and Hedging Transactions. The Buyer agrees that beginning on the date of this Agreement and ending on the date the Buyer no longer owns any Securities that it and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of the Securities or (ii) hedging transaction, which establishes a net short position with respect to the Securities.
     5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
     The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:
     (i) The Buyer shall have executed this Agreement and delivered the same to the Company.
     (ii) The Buyer shall have delivered to the Company the Purchase Price for the Securities being purchased by the Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
     (iii) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.
     6. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.
     The obligation of the Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

     (i) The Company shall have executed and delivered to the Buyer each of the Transaction Documents.
     (ii) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
     (iii) The Common Stock (I) shall be listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.
     (iv) The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to the Buyer the Prospectus as required thereunder.
     7. TERMINATION. In the event that the Closing shall not have occurred on the Closing Date due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.
     8. MISCELLANEOUS.
     (a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
     (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
     (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
     (e) Entire Agreement; Amendments. Except for that certain Purchase Agreement and that certain Registration Rights Agreement, dated as of January 4, 2011, by and between the Company and the Buyer (the “Additional Lincoln Park Agreements”), this Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and, except for the Additional Lincoln Park Agreements, this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except with respect to the Additional Lincoln Park Agreements or as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
     (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
RegeneRx Biopharmaceuticals, Inc.
15245 Shady Grove Road, Suite 470
Rockville, Maryland 20850
Tel: (301) 208-9191
Fax: (301) 208-9194
Attn: Chief Financial Officer
If to the Buyer:
Lincoln Park Capital Fund, LLC
440 North Wells, Suite 620
Chicago, IL 60654
Telephone: (312) 822-9300
Facsimile: (312) 822-9301
Attention: Josh Scheinfeld/Jonathan Cope

Or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
     (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation. The Buyer may not assign its rights or obligations under this Agreement.
     (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     (i) Publicity. The Buyer shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Buyer, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Buyer in connection with any such press release or other public disclosure at least two (2) Business Days prior to its release. The Buyer must be provided with a copy thereof at least two (2) Business Days prior to any release or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a material adverse effect on its ability to perform its obligations under this Agreement.
     (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     (k) No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Buyer that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Buyer represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.
     (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     (m) Remedies, Other Obligations, Breaches and Injunctive Relief. The Buyer’s remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to the Buyer under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Buyer contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Buyer’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
     (n) Enforcement Costs. If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; or (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.
     (o) Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to the Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: REGENERX BIOPHARMACEUTICALS, INC.
By:	/s/ J.J. Finkelstein
	Name:	J.J. Finkelstein
	Title:	President & CEO

BUYER: LINCOLN PARK CAPITAL FUND, LLC BY: LINCOLN PARK CAPITAL, LLC BY: ROCKLEDGE CAPITAL CORPORATION
By:	/s/ Josh Scheinfeld
	Name:	Josh Scheinfeld
	Title:	President

Exhibit A
Form of Warrant
[See Exhibit 4.1]